Exhibit 10.5A

ASSIGNMENT AND ASSUMPTION

Reference is made to the Promissory Note, (the “Promissory Note”), between Inergy, L.P. (the “Borrower” or “Assignor”), and JPMorgan Chase Bank, N.A. (the “Lender”). Unless otherwise defined herein, terms defined in the Promissory Note and used herein shall have the meanings given to them in the Promissory Note.

The Assignor and Inergy Midstream, L.P. (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”). Assignee hereby assumes, as its direct and primary obligation, the payment and performance of all of the liabilities and obligations of Assignor under the Promissory Note, including, without limitation, the obligation to pay interest and fees with respect to all such liabilities and obligations, and indemnification obligations related thereto (collectively the “Assumed Obligations”) and hereby agrees to make all payments required under Promissory Note in effect and to discharge the Assumed Obligations as they become due or are declared due. Assignee acknowledges that Assignor has assigned to Assignee all of the rights of Assignor under the Promissory Note, including, without limitation, the right to obtain loans, all on the terms and subject to the conditions set forth in the Promissory Note. From and after the date hereof, Assignee agrees to perform and discharge all of the Assumed Obligations, including, without limitation, performance and observance of all of the covenants and conditions of the Promissory Note to be performed or observed by Assignor thereunder or in connection therewith, and to be bound in all respects by the terms of the Promissory Note as they relate to Assignor as if Assignee were an original signatory thereto. From and after the date hereof, all references in the Promissory Note to Assignor as the “Borrower” as defined in the Promissory Note shall be deemed to be a reference to Assignee as the Borrower.

2. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Promissory Note; (c) agrees that it will be bound by the provisions of the Promissory Note and will perform in accordance with its terms all the obligations which by the terms of the Promissory Note are required to be performed by it; and (d) makes all of the representations and warranties set forth in the Promissory Note as of the Effective Date.

3. Each of the Assignor, the Assignee and the Lender hereby acknowledges and agrees that after giving effect to this Assignment and Assumption, the Assigned Interest shall be debt:

(1) as to which neither the Assignor nor any of its subsidiaries (other than the Assignee and any of its subsidiaries) (a) provides credit support of any kind, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2) no default with respect to which would permit upon notice, lapse of time or both any holder of any other debt of the Assignor or any of its subsidiaries (other than the Assignee and any of its subsidiaries) to declare a default on such other debt or cause the payment of such debt to be accelerated or payable prior to its stated maturity; and

(3) as to which each of the Lender and the Assignee is hereby notified that it will not have any recourse to the stock or assets of the Assignor or any of its subsidiaries (other than the Assignee and any of its subsidiaries).

4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).

5. From and after the Effective Date, (a) the Assignee shall be a party to the Promissory Note and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Borrower thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Promissory Note.

6. Upon the consummation of the initial public offering of a minority interest in the common units of the Assignee (the “IPO”), the Assignee agrees to make a mandatory repayment of the Loan in full in cash, (together with all interest, fees, charges and other amounts owing under the Promissory Note, the “Repayment Amount”), from the net cash proceeds of the IPO and, if such net cash proceeds are insufficient to repay the Repayment Amount, cash on hand or new borrowings by the Assignee.

7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized signatories.

Inergy Midstream, L.P		Inergy, L.P

By: NRGM GP, LLC		By: Inergy GP, LLC
its managing general partner		its managing general partner

By:	/s/ R. Brooks Sherman, Jr.	By:	/s/ R. Brooks Sherman, Jr.
Name:	R. Brooks Sherman, Jr.	Name:	R. Brooks Sherman, Jr.
Title:	Executive Vice President, Chief Financial Officer	Title:	Executive Vice President, Chief Financial Officer

Accepted and acknowledged:

JPMorgan Chase Bank, N.A., as Lender

By:	/s/ Kenneth J. Fatur
Name: Kenneth J. Fatur
Title: Managing Director